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                               GUARANTY AGREEMENT


     This Guaranty Agreement (the "Guaranty") is made and entered into as of the _____ day of August, 1996, by and between Sirrom Capital Corporation, a Tennessee corporation (the "Guarantor"), and the U. S. Small Business Administration (the "SBA").

                              STATEMENT OF PURPOSE

     WHEREAS, Sirrom Investments, Inc. (the "Borrower") is licensed by the SBA as a small business investment company pursuant to the Small Business Investment Act of 1958, as amended (the "Act") and the regulations promulgated thereunder (the "Regulations");

     WHEREAS, the SBA has previously guaranteed certain debentures (the "Existing Debentures") issued pursuant to the Act and the Regulations by the Guarantor, who, pursuant to a corporate reorganization, assigned those debentures and other liabilities and a majority of its assets to Borrower (the "Restructuring"); and

     WHEREAS, as a condition to approving the Restructuring and as an inducement therefor, the SBA has required the Guarantor to guarantee the obligations of the Borrower to the SBA;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises herein contained, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, parties do hereby agree as follows:

     Section 1. Definitions. Terms otherwise not defined herein shall have the meaning assigned to them in that certain Amended and Restated Security Agreement of even date herewith by and between Borrower and the SBA. "Loan Documents" shall mean the Existing Debentures, any SBA guaranteed debentures issued by Borrower after the date hereof, the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement, the Amended and Restated Agreement for Bailment Collateral and Remittance of Funds, and any other document hereafter evidencing or securing the Obligations.

     Section 2. Guaranty of Obligations. The Guarantor hereby unconditionally guarantees to the SBA, and its successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the SBA or acquired by the SBA through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such

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obligations, including all renewals, extensions or modifications thereof (all
Obligations of the Borrower to the SBA, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

     Section 3. Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that is obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower is or may become a party, (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by the SBA with respect to any of the provisions of this Guaranty, or any other Loan Document, (c) the existence, value or condition of, or failure to perfect its lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the SBA in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the final payment and performance, in full, of the Guaranteed Obligations. The Guarantor expressly waives all rights it may now or in the future have under any statute or at law or in equity, or otherwise, to compel the SBA to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the SBA to commence an action in respect of the Guaranteed Obligations against the Borrower, the Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time by Borrower or Guarantor to the SBA which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the SBA, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the SBA has specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents.

     Section 4.  Demand by the SBA.  In addition to the terms set forth in
Section 2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the SBA to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the SBA, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in dollars to an account designated by the SBA or at the SBA's office or at any other address that may be specified in writing from time to time by the SBA.

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     Section 5.  Waivers.  In addition to the waivers contained in Section 3, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the SBA of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might by in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the SBA or the Borrower whether now existing or which may arise in the future.

     Section 6. Modification of Loan Documents etc. If the SBA shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents,
(d) extend or waive the time for performance by the Guarantor, the Borrower or any other person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the SBA has been granted a lien, to secure any debt of the Guarantor or the Borrower to the SBA, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the liable in any manner for the payment of any amounts owed by the Guarantor or the Borrower to the SBA, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Borrower are subordinated to the claims of the SBA or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrower to the SBA on account of the Obligations in such manner as the SBA shall determine in its reasonable discretion, then the SBA shall not incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

     Section 7. Reinstatement. The Guarantor agrees that, if any payment made by the Borrower or any other person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the SBA to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any applicable law or equitable cause, then, to the extent of such payment or

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repayment, the Guarantor's liability hereunder (and any lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any lien or collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any lien or collateral securing such obligation).

     Section 8. No Subrogation. Until all amounts owing to the SBA on account of the Obligations are paid in full, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any fight of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the SBA against the Borrower or any collateral which are SBA now has or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the SBA, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the SBA in the exact form received by the Guarantor (duly indorsed by the Guarantor to the SBA, if required to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.

     Section 9. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

     Section 10. Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 12. Termination of Guaranty. Notwithstanding anything to the contrary contained herein, this Guaranty and all obligations of the Guarantor hereunder shall terminate and be of no

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further force and effect upon the termination of the guaranty granted to First
Union National Bank of Tennessee (the "Agent") pursuant to the terms of that certain Fourth Amended and Restated Loan Agreement dated August ___, 1996, by and among the Borrower, the Guarantor, the Agent and the other lenders that are a party thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their duly authorized officers, all as of the day and year first written above.

                                 GUARANTOR:

                                 SIRROM CAPITAL CORPORATION


                                 By:____________________________
                                    Name:_______________________
                                    Title:______________________


                                 SBA:

                                 U.S. SMALL BUSINESS ADMINISTRATION


                                 By:____________________________
                                 Name:__________________________
                                 Title:_________________________



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